UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 15, 2007


                                 China 3C Group
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

       000-28767                                          88-0403070
(Commission File Number)                       (IRS Employer Identification No.)

                               368 HuShu Nan Road
                    HangZhou City, Zhejiang Province, China
             (Address of principal executive offices and zip code)

                               086-0571-88381700
              (Registrant's telephone number including area code)

                        (Former Name and Former Address)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17
    CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant's expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "the Registrant believes," "management believes" and similar words or phrases. The forward-looking statements are based on the Registrant's current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant's actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     On July 13, 2007, China 3C Group (the "Company") entered into the Securities Purchase Agreement (the "Purchase Agreement") with certain investors (the "Investors") for the sale of an aggregate of 2,095,714 shares of the Company's common stock, $.001 par value per share (the "Shares") and at a purchase price of $5.60 per Share for an aggregate purchase price equal to approximately $11.74 million in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Transaction"). On August 15, 2007, the Company received notice from one Investor that it had exercised its right to terminate its obligations under the Purchase Agreement and not participate in the Transaction. As of September 5, 2007, the Company had received notices from the remaining Investors that they had also exercised their rights to terminate their respective obligations under the Purchase Agreement and not participate in the Transaction.

     This current report on Form 8-K does not constitute an offer to sell, nor is it a solicitation of an offer to buy, the Company's securities.

ITEM 8.01 OTHER EVENTS.

     Management of the Company recently reviewed the structure of Capital Future Developments Limited - BVI ("Capital"), the Company's wholly owned subsidiary, and Zhejiang Yong Xin Digital Technology Co., Ltd. ("Zhejiang"), Yiwu Yong Xin Communication Ltd. ("Yiwu"), Hangzhou Wandga Electronics Co., Ltd. ("Wang Da"), Shanghai Joy & Harmony Electronics Company Limited ("Joy & Harmony") and Hangzhou Sanhe Electronic Technology, Limited ("Sanhe"), the Company's direct and indirect subsidiaries. As a result of this review and in order to comply fully with certain laws of the People's Republic of China relating to the direct ownership of certain subsidiaries, management of the Company determined that certain of its subsidiaries were required to enter into restructuring agreements (the "Restructuring").

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     As a result of the Restructuring, instead of Capital owning 100% of the issued and outstanding equity of Zhejiang Yong Xin Digital Technology Co., Ltd. ("Zhejiang") as previously disclosed in the Company's annual and quarterly reports, Capital has entered certain contractual arrangements with Zhejiang whereby Capital owns a 100% interest in the revenues of Zhejiang. The Company does not have an equity interest in Zhejiang, but enjoys all the economic benefits of the company through a series of contractual arrangements. Copies of these agreements are attached as exhibits 10.1 through 10.5 hereto.

     The Company does not expect this restructuring to have a material effect on its financial statements.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

   Exhibit No.                  Description
   -----------                  -----------

      10.1 Consulting Agreement dated as of November 1, 2005 between Capital Development Limited and Zhejiang Yong Xing Digital Technology Co., Ltd.

      10.2 Operating Agreement dated as of November 1, 2005 between Capital Development Limited and Zhejiang Yong Xing Digital Technology Co., Ltd.

      10.3 Proxy and Voting Agreement dated as of November 1, 2005 between Capital Development Limited and Zhejiang Yong Xing Digital Technology Co., Ltd.

      10.4 Option Agreement dated as of November 1, 2005 between Capital Development Limited and Zhejiang Yong Xing Digital Technology Co., Ltd.

      10.5 Equity Pledge Agreement dated as of November 1, 2005 between Capital Development Limited and Zhejiang Yong Xing Digital Technology Co., Ltd.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CHINA 3C GROUP


                                          By: /s/ Zhenggang Wang
                                             --------------------------------
                                          Name:  Zhenggang Wang
                                          Title: Chief Executive Officer

Dated: September 10, 2007

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